CANACCORD INTERNATIONAL LTD.
             Valle Verde, No. 1 Lancaster, St. James, Barbados, W.I.
                    Phone: (246) 432-1423 Fax: (246) 432-9703



March 15, 2001

Mr. Mark Erickson, President
Gasco Energy Inc.
14 Inverness Drive East
Building H, Suite 236
Englewood, CO, USA
80112

Dear Mr. Erickson:

Re:  Engagement as Financial Advisor

The purpose of this letter is to confirm the engagement of Canaccord International Ltd. ("Canaccord" or the "Advisor") to act, subject to the pre-existing rights of Wet Coast Management Corp., as the exclusive financial advisor to Gasco Energy, Inc. ("Gasco" or the "Company") in connection with one or a series of transactions (collectively the "Transactions" or, in the singular, a "Transaction") involving the Company. For purposes thereof, a Transaction shall mean, whether in one or a series of Transactions, the purchase, directly or indirectly, of all or a portion of the assets, liabilities or securities of Gasco or its affiliates or subsidiaries or any other extraordinary corporate transaction involving the Company, whether by way of a merger, plan of arrangement, amalgamation, reverse takeover, recapitalization or restructuring, takeover, strategic investment, partnership, collaborative venture, securitization, guarantee of obligations or otherwise to one or more third parties.

1.       In connection with its engagement hereunder, the Advisor shall:

a) review with the Company its strategic objectives and establish the general terms and conditions by which the Company would contemplate a Transaction,

b)       analyze  the   acquiror's   financial   statements  and  financial  and
         operational forecasts and plans to establish a value of the assets, liabilities and securities of the Company,

c) evaluate and recommend financial and strategic alternatives with respect to a Transaction and, upon the Company adopting a strategy, assist the Company in the execution of such strategy,

d)       prepare  the  necessary  marketing   documentation  to  assist  in  the
         execution of such strategy, and

e) provide such other financial advisory and investment banking services as are customary for similar transactions and as may be mutually agreed upon by the Company and the Advisor.

2. As compensation for the Advisor's services, the Company hereby agrees to pay the Advisor a transaction fee (the "Transaction Fee") based on the transaction value as defined under paragraph 4 below (the
         "Transaction Value") in the amount calculated in accordance with Schedule B hereto, payable in cash promptly upon consummation of a Transaction if, during the term of this engagement or within 12 months thereafter as contemplated under paragraph 5 below, a Transaction is consummated or a definitive agreement is entered into that subsequently results in a Transaction.

3. In addition to any fees that may be payable to the Advisor hereunder (and regardless of whether a Transaction occurs), the Company hereby agrees from time to time upon request, to reimburse the Advisor promptly for reasonable travel and other out-of-pocket expenses incurred by the Advisor in performing its services hereunder.

4. Transaction Value shall be defined to include, without limitation, all cash, securities, notes and any other compensation paid to the Company, or its or their creditors. If the Transaction Value or a portion thereof is in the form of equity securities, then the amount of the Transaction Value will be based on the fair market value of such securities determined as of the closing date. The fair market value of any of these securities will be determined as follows:

         i) the closing sale price for such securities on the registered national exchange providing the primary market in such securities on the last trading date prior to the closing date;

         ii) if the securities are not traded on a registered national exchange, the average of the closing bid prices as reported by any over-the-counter market for the previous ten consecutive trading days prior to the closing date;

         iii) if the securities are not traded or reported, by agreement between the Company and Canaccord; or

         iv) if the Company and Canaccord are unable to agree on the fair market value of such securities not traded or reported, by binding arbitration.

         If the Transaction Value or a portion thereof is in the form of non-cash assets or liabilities assumed, then the value shall be the fair market value thereof as determined in good faith by the Company and Canaccord.

5. The term of this engagement shall commence on the date of signing this engagement and continue until the earlier of the consummation of a Transaction and 12 months after the date of signing, or upon 30 day's written notice of termination by any party acting in good faith, unless extended by mutual written consent by any party but only as to such party upon 30 days' prior written notice; provided, however, that no such termination shall affect the indemnification, contribution and confidentiality obligations of the Company, the confidentiality obligations of the Advisor, the right of the Advisor to receive any fees payable hereunder or fees that have accrued prior to such termination or the right of the Advisor to receive reimbursement for its out-of-pocket expenses as described above, and provided further that in the event that this engagement is terminated and a Transaction is consummated or a definite agreement is entered into that subsequently results in a Transaction within 12 months after such termination, with a party with whom discussions were in progress prior to such termination, or to whom the Company has been introduced by the Advisor in writing or who the Advisor has evaluated and presented in writing during the term of the engagement to the Company as a candidate for a Transaction, the Advisor shall be entitled to receive the fees described in paragraph 2 above. The entire work fee outlined in Schedule "B" hereto shall be paid irrespective of whether or not this engagement is cancelled by either party and irrespective of whether a Transaction is consummated.

6. The Company agrees to indemnify the Advisor and related persons in accordance with the indemnification letter attached hereto as Schedule "A", the provisions of which are incorporated herein in their entirety.

7. The Company recognizes and confirms that the Advisor in acting pursuant to this engagement will be using information, reports and other communications provided by others including, without limitation, information provided by or on behalf of the Company, and that the Advisor does not assume responsibility for and may rely, without independent verification, on the accuracy and completeness of any such reports and information. The Company hereby warrants that any information relating to the Company that is furnished to the Advisor by or on behalf of the Company will be fair, accurate and complete and will not contain any material omissions or misstatements of fact. The Company agrees that any information or advice rendered by the Advisor or its representatives in connection with this engagement is for the confidential use of the Company's Board of Directors only in its evaluation of a Transaction and, except as otherwise required by law, the Company will not and will not permit any third party to disclose or otherwise refer to such advice or information in any manner without the Advisor's prior written consent. The Advisor agrees that any information provided by or on behalf of the Company to the Advisor in connection with this engagement is for the confidential use of the Advisor only in its execution of a Transaction and, except as otherwise required by law, the Advisor will not disclose such information without the Company's prior written consent.

8. The Company will, on a timely basis, make available or cause to be made available to the Advisor or provide the Advisor with access to all such information, data, documents, advise and opinions respecting the Company as the Advisor may reasonably require in order to perform its engagement hereunder, and will provide or cause to be provided access to management, auditors and such other professional advisors of the Company as the Advisor considers necessary or desirable, acting reasonably in order to perform its engagement hereunder, and certificates as to matters of a factual nature as may be required by Canaccord from time to time.

         To the extent that it could reasonably be concluded to be relevant, the Company shall keep the Advisor fully advised at all times of the activities of the Company.

9. After closing a Transaction, the Advisor may, at its own expense, place announcements or advertisements in financial newspapers and journals describing its services hereunder.

10. This agreement (a) shall be governed by and construed in accordance with the laws of British Columbia, (b) may not be amended or modified except in writing executed by the Company and the Advisor and (c) shall be binding upon and inure to the benefit of the Company, the Advisor, the other Indemnified parties and their respective successors and assigns.

11. The foregoing, together with the Schedules hereto, incorporates the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous agreements should they exist with respect thereto. Capitalized terms used in the Schedules hereto and not otherwise defined have the meaning ascribed thereto herein.

12. The parties agree to execute and deliver any other documents as may be considered necessary or desirable in order to give effect to the foregoing.

This agreement may be executed in counterparts by facsimile, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Please confirm that the foregoing is in accordance with your understanding of our agreement by signing and returning to us a copy of this letter.

Yours very truly,

Canaccord International Ltd.


Per: ______________________


Accepted and agreed to this ____ day of March, 2001

Gasco Energy, Inc.


Per: _____________________
           President

                                  SCHEDULE "A"

            FORMING PART OF AND INCLUDED IN THE LETTER AGREEMENT OF
              MARCH 15, 2001 BETWEEN CANACCORD INTERNATIONAL LTD.
                              AND GASCO ENERGY INC.

Gasco Energy, Inc. (the "Indemnitor") hereby agrees to indemnify and hold Canaccord International Ltd. and/or any of its affiliates and/or subsidiary companies and/or divisions (hereinafter referred to as the "Agent") and each and every of the directors, officers, employees, shareholders, agents and representatives of the Agent (hereinafter referred to as the "Personnel") harmless from and against any and all expenses, losses, claims, actions, obligations, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims), and the reasonable fees and expenses of its counsel that may be incurred in advising with respect to and/or defending any claim that may be made against the Agent to which the Agent and/or its Personnel may become subject or otherwise involved in any capacity insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the engagement of the Agent hereunder or the performance of professional services rendered to the Indemnitor by the Agent and its Personnel hereunder or otherwise in connection with the matters referred to in the attached letter agreement, provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

         i) the Agent or its Personnel have been negligent or dishonest or have committed any fraudulent act in the course of such performance; and

         ii) the expenses, losses, claims, actions, obligations, damages or liabilities, as to which indemnification is claimed, were directly caused by the negligence, dishonesty or fraud referred to in (i).

If for any reason (other than the occurrence of any of the events itemized in (i) and (ii) above), the foregoing indemnification is unavailable to the Agent or insufficient to hold it harmless, then the Indemnitor shall contribute to the amount paid or payable by the Agent as a result of such expense, loss, claim, actions, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and the Agent on the other hand but also the relative fault of the Indemnitor and the Agent, as well as any relevant equitable considerations; provided that the Indemnitor shall in any event contribute to the amount paid or payable by the Agent as a result of such expense, loss, claim, actions, damage or liability any excess of such amount over the amount of the fees received by the Agent hereunder pursuant to the attached letter agreement.

The Indemnitor agrees that in case any legal proceeding shall be brought against the Indemnitor and/or the Agent by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, shall investigate the Indemnitor and/or the Agent and any Personnel of the Agent shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason the performance of professional services rendered to the Indemnitor by the Agent, the Agent shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Agent for time spent by its Personnel in connection therewith) and out-of-pocket expenses incurred by its Personnel in connection therewith shall be paid by the Indemnitor as they occur.

Promptly after receipt of notice of the commencement of any legal proceeding against the Agent or any of its Personnel or after receipt of notice of the commencement of any investigation which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, the Agent will notify the Indemnitor in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Indemnitor, will keep the Indemnitor advised of the progress thereof and will discuss with the Indemnitor all significant actions proposed.

The indemnity and contribution obligations of the Indemnitor shall be in addition to any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Personnel of the Agent and shall be binding upon and ensure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, the Agent and any of the Personnel of the Agent. The foregoing provisions shall survive the completion of professional services rendered under the attached letter agreement or any termination of the authorization given by the attached letter agreement.

CANACCORD INTERNATIONAL LTD.

By:______________________________________

GASCO ENERGY INC.

By:_______________________________________
             President

                                  SCHEDULE "B"

             FORMING PART OF AND INCLUDED IN THE LETTER AGREEMENT OF
               MARCH 15, 2001 BETWEEN CANACCORD INTERNATIONAL LTD.
                             AND GASCO ENERGY INC.

Transaction Fee Schedule:

         1. US$10,000 payable immediately as a retainer upon the signing of this letter. US$50,000 work fee payable in five (5) monthly installments of US$10,000 per month commencing on the monthly anniversary of the date of this letter.

         2. 5% of the Transaction Value, payable in Gasco Energy, Inc. freely tradable common stock.